UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2016

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2016, Lawson Products, Inc. (the "Company") entered into a Fifth Amendment and Limited Waiver to Loan and Security Agreement (the "Amendment") with The PrivateBank and Trust Company ("PrivateBank") which amends The Loan and Security Agreement ("Loan Agreement") entered into between the Company and PrivateBank in August 2012.

The purpose of the Amendment is to address permitted intercompany indebtedness between the Company's subsidiaries that are parties to the Loan Agreement ("Loan Parties") and the Company's subsidiaries that are not a party to the Loan Agreement and to waive certain events of default by the Company related to Permitted Intercompany Indebtedness (as defined in the Loan Agreement).

The Amendment primarily addresses the existing intercompany indebtedness and permitted future intercompany transactions between Lawson Products Illinois (the "Illinois Subsidiary") and Lawson Products Ontario (the "Canadian Subsidiary"). The intercompany balances between the Illinois Subsidiary and the Canadian Subsidiary are categorized as either Canadian Current Intercompany Indebtedness ("Current Intercompany"), Canadian Future Cash Intercompany Indebtedness ("Cash Intercompany") and Canadian Future Non-Cash Intercompany Indebtedness ("Non-Cash Intercompany").

The Current Intercompany Indebtedness is defined as the balance between the Illinois Subsidiary and the Canadian Subsidiary as of May 31, 2016 of Canadian $17.1 million, which is considered to be permitted indebtedness with no requirement for future repayment.

Cash Intercompany indebtedness includes inventory that the Illinois Subsidiary transfers to the Canadian Subsidiary each month and any expenses or payables that the Illinois Subsidiary pays on behalf of the Canadian Subsidiary after June 1, 2016. At the end of each calendar month, the outstanding Cash Intercompany receivable from the Canadian Subsidiary must not exceed Canadian $4.0 million and the Cash Intercompany transactions between the Canadian Subsidiary and the Illinois Subsidiary must be paid within 60 days of the last day of the month for which the transactions occurred.

Non-Cash Intercompany indebtedness consists of Company management fees and inventory transfer markups. The total of the Non-Cash Intercompany transactions is limited to Canadian $1.0 million per calendar month. Any amount exceeding Canadian $1.0 million in each calendar month must be paid by the Canadian Subsidiary to the Illinois Subsidiary.

Additionally, upon the Company's satisfaction of the conditions set forth in this Amendment, PrivateBank agreed to waive the defaults to the Loan Agreement occurring prior to the effective date of this Amendment associated with permitted intercompany indebtedness.

The foregoing summary is qualified in its entirety by the Amendment which is hereby attached as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Fifth Amendment and Limited Waiver to Loan and Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	July 7, 2016	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amendment and Limited Waiver to Loan and Security Agreement